UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2003 (November 10, 2003)

National Health Realty, Inc.
(Exact name of Registrant as specified in its charter)

Maryland
(State or Other Jurisdiction of Incorporation)

333-37173	52-2059888
(Commission File No.)	(IRS Employer
Identification Number)

100 Vine Street, Suite 1402
Murfreesboro, TN 37130
(Address of principal executive offices, including zip code)

(615) 890-2020
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 12. Results of Operations and Financial Condition

On November 10, 2003, National Health Realty, Inc. made its third quarter earnings announcement. A copy of the press release is furnished as an exhibit to this Form 8-K and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Health Realty, Inc.

By: /s/ W. Andrew Adams
Name: W. Andrew Adams
Title: Chief Executive Officer

By: /s/ Donald K. Daniel
Name: Donald K. Daniel
Title: Principal Accounting Officer
Date: November 11, 2003

Exhibit Index

Number	Exhibit
99	Press release, dated November 10, 2003.

EXHIBIT 99

For Release November 10, 2003

Contact: Gerald Coggin, VP Investor Relations

Phone: (615) 890-2020 ext. 1221

NHR reports third quarter results

MURFREESBORO, Tenn. -- National Health Realty, Inc., (AMEX: NHR) a real estate investment trust specializing in long-term health care investments, announced funds from operations for the quarter ended Sept. 30 of $4,045,000 or 42 cents basic and 41 cents diluted compared to $4,651,000 or 49 cents basic and 48 cents diluted, last year.

For the quarter ended Sept. 30, net income was $2,636,000 or 28 cents basic and 27 cents diluted, compared to $3,143,000, or 33 cents basic and 32 cents diluted, last year. Revenues for the quarter totaled $5,930,000 compared to $6,283,000 in 2002.

For the nine months ended Sept. 30, net income was $7,976,000 compared to $8,095,000 for the same period last year. Net income per share was 83 cents basic and 82 cents diluted compared to 85 cents basic and 83 cents diluted last year. Funds from operations per share were $1.27 basic and $1.25 diluted compared to $1.41 basic and $1.38 diluted in 2002. Revenues for the nine months totaled $17,910,000 compared to $18,585,000 in the prior year.

The decrease in mortgage interest income is due to the prepayment of $10,700,000 of mortgages receivable in December 2002 and to the regular monthly amortization of principal amounts receivable. Interest expense increased due primarily to the recognition of interest expense on our $15,700,000 obligation, which started in December 2002. Our diluted FFO to dividend payout ratio continues at a conservative 81%.

We received on November 3, subsequent to our reporting date, a $21,982,000 cash prepayment of our 10.25% second mortgage notes receivable. We used the proceeds to reduce our credit facility, which matures December 31, 2003 and which had a balance of $55,657,000 at Sept. 30. Management is

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Page 2 NHR Earnings

currently in discussion with its bank group to extend the maturity date. Although there can be no assurance of success, based on these discussions, management is reasonably optimistic that the credit facility will be extended.

NHR owns the real property of 19 skilled nursing facilities, six assisted living centers and one retirement center. NHR also owns first and second mortgage notes totaling $63.5 million at Sept. 30. These notes are secured by operating skilled nursing facilities and other health care properties. Additional information including NHR's most recent press releases may be obtained on NHR's web site at www.nationalhealthrealty.com. The company trades on the American Stock Exchange with the symbol NHR.

Statements in this press release that are not historical facts are forward looking statements. NHR cautions investors that any forward-looking statements made involve risks and uncertainties and are not guarantees of future performance. All forward-looking statements represent NHR's best judgment as of the date of this release.

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Condensed Statements of Income
(in thousands except share and per share	Three Months Ended Sept. 30	Nine Months Ended Sept. 30
	2003	2002	2003	2002
Revenues:
Rental income	$4,243	$4,234	$12,845	$12,645
Mortgage interest income	1,581	1,940	4,749	5,806
Investment interest and other	106	109	316	134
	5,930	6,283	17,910	18,585
Expenses:
Interest	1,044	814	3,178	2,509
Depreciation of real estate	1,590	1,701	4,769	5,104
Amortization of loan and	116	12	351	247
Loan loss	---	---	---	1,000
General and administrative	211	215	627	604
	2,961	2,742	8,925	9,464

Net income before minority interest in
subsidiaries	2,969	3,541	8,985	9,121
Minority interest in consolidated	333	398	1,009	1,026
Net Income	$2,636	$3,143	$7,976	$8,095

Net income per common share:
Basic	$.28	$.33	$.83	$.85
Diluted	$.27	$.32	$.82	$.83

Funds from operations
Basic	$4,045	$4,651	$12,204	$13,509
Diluted	$4,045	$4,651	$12,204	$13,509

Funds from operations per share
Basic	$.42	$.49	$1.27	$1.41
Diluted	$.41	$.48	$1.25	$1.38

Weighted average common shares
Basic	9,575,496	9,570,323	9,572,066	9,570,323
Diluted	9,761,720	9,771,682	9,746,424	9,779,761

Common dividends declared	$.3325	$.3325	$.9975	$.9975

Balance Sheet Data	Sept. 30	December
(in thousands)	2003	2002
Real estate properties, net	$134,169	$138,963
Mortgages receivable	63,547	65,562
Long-term debt	76,390	79,488
Stockholder's equity	113,468	114,476

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Reconciliation of Funds from Operations(1)

The following table reconciles net income applicable to common stockholders to funds from operations applicable to common stockholders:

Three Months Ended	Nine Months Ended
Sept. 30	Sept. 30
(in thousands)	2003	2002	2003	2002

Net income applicable to common stockholder's	$2,969	$3,541	$8,985	$9,121
Adjustments:
Real estate depreciation	1,590	1,701	4,769	5,104
Impairment losses related to depreciable property	---	---	---	1,000
Adjustment for minority interest-affiliates	(514)	(591)	(1,550)	(1,716)
Funds from operations applicable to common stockholders	$4,045	$4,651	$12,204	$13,509

Basic funds from operations per share	$.42	$.49	$1.27	$1.41
Diluted funds from operations per share	$.41	$.48	$1.25	$1.38

Weighted average shares:
Basic	9,575,496	9,570,323	9,572,066	9,570,323
Diluted	9,761,720	9,771,682	9,746,424	9,779,761

(1)We believe that funds from operations is an important supplemental measure of operating performance. We, therefore, disclose funds from operations, although it is a measurement that is not defined by accounting principles generally accepted in the United States. We generally use the National Association of Real Estate Investment Trusts (NAREIT) measure of funds from operations. We define funds from operations as income before extraordinary items adjusted for certain non-cash items, primarily real estate depreciation, less gains/losses on sales of facilities. Our measure may not be comparable to similarly titled measures used by other REITs. Consequently, our funds from operations may not provide a meaningful measure of our performance as compared to that of other REITs. Funds from operations does not represent cash generated from operating activities as defined by accounting principles generally accepted in the United States (funds from operations does not include changes in operating assets and liabilities) and, therefore, should not be considered as an alternative to net income as the primary indicator of operating performance or to cash flow as a measure of liquidity.

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National Health Realty, Inc. Portfolio Summary September 30, 2003

Portfolio Summary	Investment Percentage
	Properties	Investment
Equity Ownership	26	134,168,000	68%
Mortgage Loan Receivables	16	63,535,000	32%
Total Real Estate Portfolio	42	197,703,000	100%

Equity Ownership	Properties	Beds	Investments

Nursing Homes	19	2,277	$84,376,000
Assisted Living	6	488	34,692,000
Retirement Homes	1	58	15,100,000
	26	2,823	$134,168,000

Mortgage Loan Receivables	Properties	Beds	Investment

Nursing Homes	16	2,537	$63,535,000

Summary of Facilities by Type:	Properties	Percentage of Total Dollars	Total Dollars

Nursing Homes	35	74.81%	$147,911,000
Assisted Living	6	17.55%	34,692,000
Retirement Homes	1	7.64%	15,100,000
	42	100.00%	$197,703,000

						Percent
			Asst.	Retire-	Investment	Total
		LTC	Living	ment	Amount	Portfolio
1	Florida	22	3		117,371,000	59.37%
2	Tennessee	2	2	1	36,538,000	18.48%
3	South Carolina	7			31,194,000	15.78%
4	Indiana	3			5,836,000	2.95%
5	Alabama		1		4,033,000	2.04%
6	Missouri	1			2,731,000	1.38%
		35	6	1	197,703,000	100.00%